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                                                                    EXHIBIT 23.3

                             KELLER & COMPANY, INC.

                        FINANCIAL INSTITUTION CONSULTANTS
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                       (614) 766-1426 (614) 766-1459 FAX

March 16, 2006

Boards of Directors
Monadnock Mutual Holding Company
Monadnock Community Bank
One Jaffrey Road
Peterborough, New Hampshire 03458

Members of the Boards:

We hereby consent to the use of our firm's name in (i) the Registration Statements on Form SB-2 and Form S-4 to be filed by Monadnock Bancorp, Inc. with the Securities and Exchange Commission, and (ii) the Application for Conversion on Form AC to be filed by Mutual Holding Company with the Office of Thrift Supervision, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Monadnock Bancorp, Inc.

Sincerely,

KELLER & COMPANY, INC.

By: /s/ Michael R. Keller
    ------------------------
    Michael R. Keller
    President